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                                                                  Exhibit 10.24


                                     FORM OF
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

      Assignment and Assumption Agreement (this "Agreement"), dated as of June 30, 2002, between Medco Health Solutions, Inc., a Delaware corporation ("Medco"), and PAID Prescriptions, L.L.C., a Nevada limited liability company and wholly-owned subsidiary of Medco ("PAID").

                              W I T N E S S E T H

      WHEREAS, this Agreement is being executed to evidence the sale, conveyance and assignment of PAID's right, title and interest in and to any and all accounts receivable from clients (and all proceeds and rights to receive all payments made or to be made in respect thereof) held by, or owing or payable to, PAID as of the date hereof or that may at any time or from time to time hereafter be held by, or owing or payable to, PAID (collectively, "Client Receivables"), and Medco's assumption of all PAID's accounts payable (and all obligations thereunder) existing as of the date hereof and owing or payable to, or that may exist at any time or from time to time hereafter and be owing or payable to, retail pharmacies participating in one or more of PAID's retail pharmacy networks (collectively, "Pharmacy Payables").

      NOW, THEREFORE, for and in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, for itself and its successors and assigns, each of PAID and Medco hereby agrees as follows:

1. Assignment of Client Receivables. Effective from and after the date hereof, PAID does hereby sell, transfer, convey, grant and assign to Medco all of PAID's right, title and interest in (a) any and all Client Receivables (including all proceeds thereof and the right to receive all payments made or to be made in respect thereof) held by, or owing or payable to, PAID and outstanding as of the date hereof and (b) any and all Client Receivables originated after the date hereof (including all proceeds thereof and the right to receive all payments made or to be made in respect thereof) that may at any time or from time to time be held by, or owing or payable to, PAID. In furtherance of the foregoing, in the event that PAID shall at any time receive any payment in respect of any Client Receivables, PAID shall promptly transfer such payment to Medco (and shall hold such payment in trust as agent for the benefit of Medco until it makes such transfer). PAID and Medco intend the transaction contemplated hereby to be (and agree that the transaction constitutes) a true and absolute sale, transfer, conveyance, grant and assignment of the Client Receivables by PAID to Medco (without recourse to PAID) and

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    not a secured loan.  Such sale, transfer, conveyance, grant and assignment of such Client Receivables is intended to provide Medco with the full benefits of ownership of such Client Receivables. PAID and Medco further agree that, if any of the obligors under the Client Receivables fail to make required payments with respect to the Client Receivables, Medco will have no right to recover such payments from PAID. PAID shall have no right to repurchase any of the Client Receivables (or any rights thereunder or in connection therewith).

2.  Assumption of Pharmacy Payables.

    (a) In consideration for the assignment described in Section 1 above, Medco does hereby accept and assume (1) Pharmacy Payables having an outstanding balance as of the date hereof equal to 105% of the balance of Client Receivables outstanding as of the date hereof and (2) all Pharmacy Payables arising after the date hereof that may from time to time be owing or payable.

    (b) In addition, Medco does hereby accept and assume all Pharmacy Payables outstanding as of the date hereof and not accepted and assumed by Medco pursuant to paragraph (a) of this Section 2 (the amount of such Pharmacy Payables, the "Contribution Amount"). Such acceptance and assumption shall constitute a capital contribution from Medco to PAID in amount equal to the Contribution Amount.

    (c) Effective from and after the date hereof, PAID shall have no liability or responsibility for, and Medco will hereafter pay, perform, and discharge in full in accordance with their terms, all Pharmacy Payables accepted and assumed pursuant to paragraphs(a) and (b) of this Section 2.

3. Treatment of Transactions. Each of Medco and PAID shall mark its books and records to reflect the transaction effected pursuant hereto as, including for accounting purposes, (a) (x) a sale, transfer, conveyance, grant and assignment by PAID to Medco of PAID's right, title and interest in (1) any and all Client Receivables (including all proceeds thereof and the right to receive all payments made or to be made in respect thereof) outstanding as of the date hereof and (2) any and all Client Receivables originated after the date hereof (including all proceeds thereof and the right to receive all payments made or to be made in respect thereof) that may from time to time be held by, or owing or payable to, PAID, in exchange for (y) Medco's assumption and agreement to pay, perform, and discharge in full in accordance with their terms, (1) Pharmacy Payables having an outstanding balance as of the date hereof equal to 105% of the balance of Client Receivables outstanding as of the date hereof and (2) all Pharmacy Payables arising after the date hereof that may from time to time be owing or payable and (b) Medco's acceptance and assumption, as a capital contribution to PAID, of Pharmacy Payables outstanding as of the date hereof equal to the Contribution Amount.

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4.  Further Assurances. Each of the parties hereto agrees to take any and all further actions and to execute any and all additional documents which may be required to effectuate the transaction contemplated hereby.

5. Financing Statements. PAID authorizes Medco or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Client Receivables and with respect thereto without the signature of PAID where permitted by law.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

7. Successors and Assigns. This Agreement shall be binding upon and shall be for the benefit of the respective successors, legal representatives and permitted assigns of PAID and Medco.

8. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but which together shall constitute one agreement.

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                                    PAID PRESCRIPTIONS, L.L.C.


                                                    By:
                                                    Name:
                                                    Title:


                                                    MEDCO HEALTH SOLUTIONS, INC.


                                                    By:
                                                    Name:
                                                    Title:

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